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                               LARSCOM CORPORATION
EXHIBIT 11.1


                               LARSCOM INCORPORATED
             STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                      (In thousands, except per share data)


                                                Three Months Ended             Nine Months Ended
                                             -------------------------     -------------------------
                                                   September 30,                 September 30,
                                             -------------------------     -------------------------
                                                1997           1996           1997           1996
                                             -----------   -----------     -----------   -----------
                                                                  (Unaudited)
Net income                                   $  2,457       $  1,554       $  6,332       $  4,101
                                             ---------      ---------      ---------      ---------

Weighted average Class A and B
     Common Stock outstanding                  18,096         14,193         18,058         14,193
Weighted average common stock
     equivalents related to stock options
     issued to employees                            2              -              -              -
                                             ---------      ---------      ---------      ---------
Shares used in per share calculations          18,098         14,193         18,058         14,193
                                             ---------      ---------      ---------      ---------
                                             ---------      ---------      ---------      ---------
Net income per share (1)                     $   0.14       $   0.11       $   0.35       $   0.29
                                             ---------      ---------      ---------      ---------
                                             ---------      ---------      ---------      ---------


(1) Net income per share for the three and nine months ended September 30, 1996 is supplemental and is calculated as described in Note 1 of the Notes to the Consolidated Financial Statements included under Item 8 of the Company's Report on Form 10-K for the year ended December 31, 1996.